UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2024

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 446-4418
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2024, Aqua Metals, Inc. (the “Company”) entered into an ATM Sales Agreement (“Sales Agreement”) with The Benchmark Company, LLC (“Agent”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.001 per share (“Common Stock”), to or through the Agent as its sales agent. The Company has filed a prospectus supplement pursuant to the Sales Agreement for the offer and sale of its Common Stock having an aggregate offering price of up to $30,000,000.

Pursuant to the Sales Agreement, sales of the Common Stock, if any, will be made under the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-267780) and an applicable prospectus supplement, by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (“Act”). Subject to the terms and conditions of the Sales Agreement, the Agent may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Act. The Agent will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission of 2.5% of the gross sales proceeds of any Common Stock sold through the Agent under the Sales Agreement, and also has provided the Agent with certain indemnification rights. The Company will also reimburse the Agent for certain specified expenses in connection with entering into the Sales Agreement up to a maximum of $27,500.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02 Termination of a Material Definitive Agreement.

The Company is a party to an At The Market Issuance Sales Agreement, dated June 5, 2020 (the “Previous Sales Agreement”), with B. Riley FBR, Inc. (“B. Riley”), pursuant to which the Company could offer and sell from time to time through B. Riley, as its agent, shares of the Company’s Common Stock. On August 29, 2024, the Company provided notice to B. Riley to terminate the Previous Sales Agreement, effective September 3, 2024. The Company did not incur any termination penalties as a result of the termination of the Previous Sales Agreement.

A description of the terms and conditions of the Previous Sales Agreement is set forth in the Company’s Current Report on Form 8-K filed with the Commission on June 5, 2020 and is incorporated herein by reference.

Item 8.01. Other Events.

A copy of the opinion of Greenberg Traurig, LLP with respect to the validity of the shares that may be sold and issued pursuant to the Sales Agreement is attached as Exhibit 5.1 to this Current Report on Form 8-K. This Current Report on Form 8-K is also being filed for the purpose of filing Exhibits 5.1 and 23.1 hereto as exhibits to the Company’s effective Registration Statement on Form S-3 (File No. 333-267780), and such exhibits are hereby incorporated by reference into such Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
1.1	Sales Agreement between the Company and The Benchmark Company, LLC
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: August 30, 2024	/s/ Judd Merrill
Judd Merrill
Chief Financial Officer